EXHIBIT 10.5
MASTEC, INC.
2003 EMPLOYEE STOCK INCENTIVE PLAN
(As amended and restated effective as of January 1, 2006)

MASTEC, INC.
2003 EMPLOYEE STOCK INCENTIVE PLAN
(As amended and restated effective as of January 1, 2006)
SECTION 1
PLAN INFORMATION
     1.1 Purpose. MasTec, Inc. (the “Company”) has established the MasTec, Inc. 2003 Employee Stock Incentive Plan (the “SIP”) to further the growth and development of the Company. The SIP encourages the employees of the Company and its Related Companies to obtain a proprietary interest in the Company by owning its stock. The SIP shall also provide employees with an added incentive to stimulate their efforts in promoting the growth, efficiency and profitability of the Company and its Related Companies and may also help to attract potential employees to the service of the Company and its Related Companies. Further, the SIP may encourage employees to continue in the employ or service of the Company or a Related Company.
     1.2 Awards Available Under the SIP. The SIP permits Awards of Stock Options, Restricted Stock and Performance Shares. The types of Stock Options permitted under the SIP are incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”) and Reload Options. The Company intends that ISOs granted under the SIP qualify as incentive stock options under Code §422. NQSOs are options that do not qualify as ISOs and are subject to taxation under Code §83. Awards of Restricted Stock and/or Performance Shares are subject to taxation under Code §83. It is intended that some Awards under the SIP will qualify as performance-based compensation under Code §162(m).
     1.3 Effective Date and Term of the SIP. The Board of Directors of the Company adopted the SIP on April 21, 2003, to become effective as of May 30, 2003 (the “Effective Date”), contingent upon the approval of the shareholders of the Company at the May 30, 2003 annual shareholders meeting. The Board of Directors amended and restated the Plan on March 31, 2006, effective as of January 1, 2006, to read as set forth herein. Unless earlier terminated by the Company, the SIP shall remain in effect until the tenth anniversary of the Effective Date or May 30, 2013. Notwithstanding its termination, the SIP shall remain in effect with respect to outstanding Awards as long as any Awards are outstanding.
     1.4 Operation, Administration and Definitions. The operation and administration of the SIP are subject to the provisions of this plan document. Capitalized terms used in the SIP are defined in Section 2 below or may be defined within the SIP.
     1.5 Legal Compliance. The SIP is intended to comply with the requirements for exemption of stock options under the provisions of Rule 16b-3 under the 1934 Act. In addition, the SIP is intended to comply with the requirements for performance-based compensation under Code §162(m) and 409(A).

SECTION 2
PLAN DEFINITIONS
     For purposes of the SIP, the terms listed below are defined as follows:
     2.1 “1933 Act” means the Securities Act of 1933, as amended.
     2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.
     2.3 “Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, or a Performance Share Agreement, as applicable, the terms and conditions of which have been established by the Committee, and which has been entered into between the Company and an individual Key Employee of the Company.
     2.4 “Award” means any award or benefit granted to any Participant under the SIP, including, without limitation, the grant of Stock Options or SARs and the award of Restricted Stock, and/or Performance Shares.
     2.5 “Beneficiary” shall mean, with respect to an Optionee:
          (a) Designation of Beneficiary. An Optionee’s Beneficiary shall be the individual who is last designated in writing by the Optionee as such Optionee’s Beneficiary under an Option. An Optionee shall designate his or her Beneficiary in writing on his or her Option Agreement. Any subsequent modification of the Optionee’s Beneficiary for an Option shall be in a written executed letter addressed to the Company and shall be effective when it is received and accepted by the Committee, determined in the Committee’s sole discretion.
          (b) Designation of Multiple Beneficiaries. An Optionee may not designate more than one individual as a Beneficiary. To the extent that a designation purports to designate more than one individual as a Beneficiary, the designation shall be null and void.
          (c) No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by an Optionee, or the Beneficiary designated by the Optionee is no longer living at the time of the Optionee’s death, then the Optionee’s Beneficiary shall be deemed to be the Optionee’s estate, and only the executor or administrator of the estate shall be permitted to exercise the Option.
     2.6 “Board” means the Board of Directors of the Company.
     2.7 “Cause” shall have the same meaning prescribed in an Optionee’s employment agreement if one exists for the Optionee and the employment agreement defines “cause”. If no such agreement exists or the agreement does not contain a definition for “cause,” the term “cause” means the Optionee is terminated for one of the following reasons:
          (a) willful and continued failure to substantially perform assigned duties with the Company within seven (7) days after a written demand for substantial performance is delivered to the Key Employee which identifies the manner in which the Company believes that the Key Employee has not substantially performed his duties;
          (b) unlawful or willful misconduct which is economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company (and its successors);
          (c) indictment for, conviction of, or plea of guilty or nolo contendere to a felony charge;
          (d) drug or alcohol abuse that impairs the Key Employee’s ability to perform the essential duties of his position; and
          (e) engaging in activities that are deemed to be competing with the business of the Company or not in the best interest of the Company.
     2.8 “Change in Control” means the date of:
          (a) Acquisition By Person of Substantial Percentage. The acquisition by a Person (including “affiliates” and “associates” of such Person, but excluding the Company, any “parent” or “subsidiary” of the Company, or any employee benefit plan of the Company or of any “parent” or “subsidiary” of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any “parent” or “subsidiary” of the Company, to constitute the Person the actual or beneficial owner of 51% or more of the Common Stock, but only if such acquisition occurs without approval or ratification by a majority of the members of the Board;
          (b) Disposition of Assets. Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company to a Person described in subsection (a) above, but only if such transaction occurs without approval or ratification by a majority of the members of the Board; or
          (c) Substantial Change of Board Members. During any fiscal year of the Company, individuals who at the beginning of such year constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the directors in office at the beginning of the fiscal year.
     For purposes of this Section, the terms “affiliate,” “associate,” “parent” and “subsidiary” shall have the respective meanings ascribed to such terms in Rule 12b-2 under Section 12 of the 1934 Act.
     2.9 “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes reference to any successor provision of the Code.

     2.10 “Committee” shall mean the Compensation Committee as appointed by the Board from time to time. The Committee shall be responsible for administering and interpreting the SIP in accordance with Section 3 below.
     2.11 “Common Stock” means the common stock, $0.10 par value per share, of the Company.
     2.12 “Company” means MasTec, Inc.
     2.13 “Disability” means a Participant’s eligibility to receive long-term disability benefits under a plan sponsored by the Company or a Related Company, or if no such plan is applicable, a Participant’s inability to perform the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration as determined in the sole discretion of the Committee.
     2.14 “Effective Date” means May 30, 2003, subject to shareholder approval.
     2.15 “Exercise Price” means the purchase price of the shares of Common Stock underlying a Stock Option.
     2.16 “Fair Market Value” of the Common Stock as of a date of determination shall mean the following:
          (a) Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the last sale price of a share of the Common Stock on the applicable national securities exchange or National Market System on the date of determination at the close of trading on such date. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.
          (b) Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the last sale price of the Common Stock on the most recent trade date before the date of determination at the close of trading on such date. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.
          (c) Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.
     The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this SIP.
     2.17 “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Code §422(b).
     2.18 “Grant Price” means the Fair Market Value of the shares of Common Stock underlying a SAR on the date on which the SAR is awarded.
     2.19 “Key Employee” means any common law employee who serves as an officer or employee of the Company or a Related Company and who is actively employed at the time Awards are made. As required by law, only employees of the Company and any “parent” or “subsidiary” of the Company (as those terms are defined in Code §424) are eligible to receive ISOs.
     2.20 “Nonqualified Stock Option” or “NQSO” means an option that is not qualified as an incentive stock option within the meaning of Code §422(b).
     2.21 “Optionee” means a Key Employee who is granted a Stock Option.
     2.22 “Participant” means an Optionee or a Recipient.
     2.23 “Performance Measures” means any one or more of the criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee in its discretion, pursuant to the provisions of Section 5.2.
     2.24 “Performance Share” means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified Performance Measures, to receive one share of Common Stock in the future.
     2.25 “Performance Share Agreement” means a written agreement signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of Performance Shares.
     2.26 “Person” means any individual, organization, corporation, partnership or other entity.
     2.27 “Recipient” means a Key Employee who is awarded Restricted Stock, Performance Shares or SARs.
     2.28 “Related Company” means any member within the Company’s controlled group of corporations, as that term is defined in Code §1563(a), in addition to any partnerships, joint ventures, limited liability companies, limited liability partnerships or other entities in which the Company owns more than a 50 percent equity interest.
     2.29 “Reload Option” means a Stock Option granted to a Key Employee who is an Optionee who exercises a previously held Stock Option by surrendering Common Stock for part or all of the Exercise Price, pursuant to the provisions of the SIP.
     2.30 “Restricted Stock” means an Award of Common Stock subject to such conditions, restrictions and contingencies as the Committee determines, including the satisfaction of specified Performance Measures and/or forfeiture provisions.
     2.31 “Restricted Stock Agreement” means a written agreement signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of Restricted Stock.
     2.32 “SAR” or “Stock Appreciation Right” means a right granted to a Recipient under Section IX hereof.
     2.33 “SAR Agreement” means a written agreement signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an SAR.
     2.34 “SIP” means this MasTec, Inc. 2003 Employee Stock Incentive Plan.
     2.35 “Stock Option” means an ISO, NQSO or Reload Option, as applicable, granted to a Key Employee under the SIP.
     2.36 “Stock Option Agreement” means a written agreement signed and dated by the Committee (or its designee) and an Optionee that specifies the terms and conditions of a Stock Option or Reload Option.
SECTION 3
SIP ADMINISTRATION
     3.1 General Administration. The SIP shall be administered and interpreted by the Committee (as designated pursuant to Section 3.2). Subject to the express provisions of the SIP, the Committee shall have authority to interpret the SIP, to prescribe, amend and rescind rules and regulations relating to the SIP, to determine the terms and provisions of the Agreements by which Awards shall be evidenced (which shall not be inconsistent with the terms of the SIP), and to make all other determinations necessary or advisable for the administration of the SIP, all of which determinations shall be final, binding and conclusive.
     3.2 Appointment of Committee. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more non-employee directors who are deemed independent directors by the Board and who shall meet the following requirements:

          (a) Disinterested Administration for Rule 16b-3 Exemption. During the period any director is serving on the Committee, he shall not be (i) an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the 1934 Act; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a); and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b). The requirements of this subsection are intended to comply with Rule 16b-3 under Section 16 of the 1934 Act or any successor rule or regulation, and shall be interpreted and construed in a manner which assures compliance with said Rule. To the extent said Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the SIP shall be deemed modified in a similar manner.
          (b) Outside Director Rule for Compliance with Code Section 162(m). No director serving on the Committee may be a current employee of the Company or a former employee of the Company (or any corporation affiliated with the Company under Code §1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee. Furthermore, no director serving on the Committee shall be or have ever been an officer of the Company (or any Code §1504 affiliated corporation), or shall receive remuneration (directly or indirectly) from such a corporation in any capacity other than as a director. The requirements of this subsection are intended to comply with the “outside director” requirements of Treas. Reg. §1.162-27(e)(3) or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the “outside” director requirement of Code §162(m)(4)(C)(i).
     3.3 Organization. The Committee shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.
     3.4 Powers of Committee. The Committee may make one or more Awards under the SIP to a Key Employee who shall become a Participant in the SIP. The Committee shall decide to whom and when to grant an Award, the type of Award that it shall grant and the number of shares of Common Stock covered by the Award. The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee may grant a single Award or an Award in combination with another Award(s) to a Participant. In making Award decisions, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the success of the Company and the Related Companies and such other factors as the Committee, in its sole discretion, deems relevant.
          (a) In accordance with Section 5 of the SIP, the Committee shall decide whether and to what extent Awards under the SIP shall be structured to conform with Code §162(m) requirements for the exemption applicable to performance-based compensation. The Committee may take any action, establish any procedures and impose any restrictions that it finds necessary or appropriate to conform to Code §162(m). If every member of the Committee does not meet the definition of “outside director” as defined in Code §162(m), the Committee shall form a subcommittee of those members who do meet that definition, and that subcommittee shall have all authority and discretion to act as the Committee to make Awards that conform with Code §162(m).
          (b) The Committee shall interpret the SIP, establish and rescind any rules and regulations relating to the SIP, decide the terms and provisions of any Agreements made under the SIP, and determine how to administer the SIP. The Committee also shall decide administrative methods for the exercise of Stock Options. Each Committee decision shall be final, conclusive and binding on all parties.
          (c) The Committee shall act by a majority of its then members, at a meeting of the Committee or by unanimous written consent. The Committee shall keep adequate records concerning the SIP and the Committee’s proceedings and acts in such form and detail as the Committee may decide.
     3.5 Delegation by Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate or delegate all or some of its responsibilities. The Committee also may delegate all or some of its administrative responsibilities and powers to any person or persons it selects. The Committee delegates to the Company’s counsel the authority to document any and all Awards made by the Committee under the SIP by execution of the appropriate agreements. The Committee may revoke any such allocation or delegation at any time.
     3.6 Information to be Furnished to Committee. In order for the Committee to discharge its duties, it may require the Company, its Related Companies, Participants and other persons entitled to benefits under the SIP to provide it with certain data and information.
     3.7 Indemnification. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Company shall indemnify the members of the Committee (and any designees of the Committee as permitted under this Section 3), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the SIP or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles of incorporation or the bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

SECTION 4
STOCK SUBJECT TO THE SIP
     4.1 Stock Subject to Awards.
     Stock subject to Awards and other provisions of the SIP shall consist of the following:
          (a) authorized but unissued shares of Common Stock;
          (b) shares of Common Stock held by the Company in its treasury which have been reacquired;
          (c) shares of Common Stock purchased by the Company in the open market; or
          (d) shares of Common Stock allocable to the unexercised portion of any expired or terminated Option granted under the SIP again may become available for grants of Options under the SIP.
     4.2 Shares of Common Stock Subject to Awards. Subject to adjustment in accordance with the provisions of Section 10, the maximum number of shares of Common Stock that may be issued under the SIP shall equal 2,500,000 shares of Common Stock, plus an increase as of each December 31 (commencing on December 31, 2003) equal to a number of shares equal to the difference between the number of shares subject to grants made under the SIP during the 12-month period ending on such December 31, less any shares subject to grants that again became available for issuance under the SIP due to forfeiture, termination, surrender or other cancellation of the underlying grant without such shares being issued, provided that, notwithstanding the foregoing, in no event shall more than an aggregate of 7,000,000 shares of common stock be authorized for issuance during the term of the SIP (unless the SIP is amended in accordance with its terms and in compliance with all applicable statutes, rules and regulations).
SECTION 5
PERFORMANCE-BASED COMPENSATION
     5.1 Awards of Performance-Based Compensation. At its discretion, the Committee may make Awards to Participants intended to comply with the “performance-based” compensation provisions of Code Section 162(m). Therefore, the number of shares becoming exercisable or transferable or amounts payable with respect to grants of Stock Options, awards of Restricted Stock and/or Performance Shares may be determined based on the attainment of written performance goals approved by the Committee for a performance period. The performance goal shall state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the goal is attained. The performance goals must be established by the Committee in writing at the time of award. The outcome of the performance goal must be substantially uncertain at the time the Committee establishes the performance goal. Performance goals will be based on the attainment of one or more Performance Measures. To the degree consistent with Code §162(m), the performance goals may be calculated without regard to extraordinary or nonrecurring items.
     5.2 Performance Measures. Performance measures intended to comply with the requirements of Code Section 162(m) must be based on any of the following: (i) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (ii) earnings before interest expense and taxes (“EBIT”); (iii) net earnings; (iv) net income; (v) operating income; (vi) earnings per share; (vii) growth; (viii) return on shareholders’ equity; (ix) capital expenditures; (x) expenses and expense ratio management; (xi) return on investment; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on assets; (xxii) economic value added; (xxiii) industry indices; (xxiv) peer group performance; (xxv) asset quality; (xxvi) gross margin; (xxvii) operating profit; and (xxviii) gross or net profit. Performance measures may relate to the Company and/or one or more of its Related Companies, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the extent consistent with the requirements of Code §162, the performance measures may be calculated without regard to extraordinary or nonrecurring items.
     5.3 Shareholder Approval. For Awards to constitute performance-based compensation under Code §162(m), the material terms of Performance Measures on which the performance goals are to be based must be disclosed to and subsequently approved by the Company’s shareholders prior to payment of the compensation. Shareholder approval of the SIP is necessary for the Awards to meet the Code §162(m) exemption.
     5.4 Code §162(m) Committee and Committee Certification. Awards intended to qualify for exemption as performance-based compensation shall be granted by a committee of “outside directors” as defined in Code §162(m). Pursuant to the provisions of Section 3.1(b) hereof, the Committee may establish a Code §162(m) subcommittee, if necessary, to make such grants. Any payment of compensation with respect to an Award that is intended to be performance-based compensation will be subject to the written certification of the Code §162(m) Committee that the Performance Measures were satisfied prior to the payment of the performance-based compensation. This written certification may include the approved minutes of the Committee meeting in which the certification is made.
SECTION 6
STOCK OPTIONS
     6.1 Stock Option Agreement. When the Committee grants a Stock Option hereunder, it shall prepare (or cause to be prepared) a Stock Option Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the SIP:

          (a) the name of the Optionee;
          (b) the total number of shares of Common Stock to which the Stock Option pertains;
          (c) the Exercise Price of the Stock Option;
          (d) the date as of which the Committee granted the Stock Option;
          (e) the type of Stock Option granted;
          (f) the requirements for the Stock Option to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, additional consideration, and forfeiture or cancellation provisions;
          (g) whether Reload Options are available with respect to the Stock Option and if so, any limitations on the granting of or number of successive Reload Options that may be granted with regard to the Stock Option and any Reload Options under the Stock Option; and
          (h) the expiration date of the Option.
     6.2 Maximum Number of Shares for Option Awards. Subject to readjustment pursuant to Section 10 of the SIP, the maximum number of shares that may be awarded under Stock Options to any individual during any one calendar year is 750,000 shares. Notwithstanding any other provision of the SIP, subject to readjustment pursuant to Section 10 of the SIP the maximum number of shares that may be awarded as ISOs under the SIP shall be 7,000,000 shares.
     6.3 Exercise Price.
          (a) The per share Exercise Price of each ISO shall be 100% of the Fair Market Value of a share of Common Stock as of the date of grant (110% of the Fair Market Value of a share of Common Stock as of the date of grant for an ISO Optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code §424).
          (b) The per share Exercise Price of each NQSO shall be 100% of the Fair Market Value of a share of Common Stock as of the date of grant.
     6.4 Exercisability.
          (a) General Schedule. Unless the Committee specifies otherwise in the Stock Option Agreement, each Stock Option shall become exercisable according to the following schedule:

As of the following anniversary of the Stock Option’s date of grant:	The Stock Option shall become exercisable in the following percentages:
One-year anniversary	33%
Two-year anniversary	33%
Three-year anniversary	34%(entire remaining)

Before the one-year anniversary of the date of grant, no part of the Stock Option is exercisable. Once a portion of a Stock Option is exercisable, that portion continues to be exercisable until the Stock Option expires (as described in Section 6.5 hereof). Fractional shares shall be carried forward to the third-year anniversary grant.
          (b) Other Vesting Requirements. The Committee may impose any other conditions, restrictions, forfeitures and contingencies on awards of Stock Options. Such conditions, restrictions, forfeitures and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.
          (c) Accelerated Exercisability. The Committee shall always have the power to accelerate the exercisability of any Stock Option granted under the SIP. In the event of one of the following events, any outstanding Stock Options shall immediately become fully exercisable, unless otherwise determined by the Committee and set forth in the applicable Stock Option Agreement:
(i)	the Optionee’s death;

(ii)	the Optionee’s Disability; or

(iii)	a Change of Control of the Company.
     6.5 Expiration Date. Except as otherwise provided in the Stock Option Agreement, the Expiration Date of any Stock Option shall be the earliest to occur of the following:
          (a) Maximum Term. The date ten (10) years from the date of grant of the Stock Option (or five (5) years from the date of grant for an ISO for an Optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code §424), or such shorter period as determined by the Committee and set forth in the Stock Option Agreement;
          (b) Termination for Cause and Voluntary Termination. The date of the Optionee’s termination of employment with the Company and all Related Companies due to discharge for Cause or voluntary termination (other than retirement after the attainment of age 65 as specified below) by the Optionee;
          (c) Death. The one-year anniversary of the Optionee’s termination of employment with the Company and all Related Companies due to death, or such shorter period as determined by the Committee and set forth in the Stock Option Agreement;

          (d) Disability. The one-year anniversary of the Optionee’s termination of employment with the Company and all Related Companies due to Disability, or such shorter period as determined by the Committee and set forth in the Stock Option Agreement;
          (e) Retirement. The one-year anniversary, or such shorter period as determined by the Committee and set forth in the Stock Option Agreement, of the Optionee’s termination of employment with the Company and all Related Companies due to the retirement after attainment of age 65; or
          (f) Termination of Employment. The ninety (90) day anniversary of the date of the Optionee’s termination of employment with the Company and all Related Companies for any reason other than those specified elsewhere in this Section 6.5, or such shorter period as determined by the Committee and set forth in the Stock Option Agreement;
          (g) Extension of Expiration Date. The Committee shall always have the authority and discretion to extend the Expiration Date of any Stock Option as long as the extended Expiration Date is not later than the tenth anniversary of the date of grant (or five years from the date of grant for an ISO for an Optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code §424), and the extension does not cause the Stock Option to violate the requirements of Section 409A of the Code. To the extent the Committee extends the Expiration Date of an ISO beyond any legal period for ISO tax treatment, the ISO shall automatically convert to a NQSO for the remainder of the extended exercise period.
     6.6 Minimum Exercise Amount. Unless the Committee specifies otherwise in the Stock Option Agreement, an Optionee may exercise a Stock Option for less than the full number of shares of Common Stock subject to the Stock Option. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the Stock Option. The Committee may in its discretion specify other Stock Option terms, including restrictions on frequency of exercise and periods during which Stock Options may not be exercised.
     6.7 Payment of Exercise Price. The Optionee must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Stock Option at the time of such exercise by one of the following forms of payment:
          (a) cash;
          (b) if and to the extent permitted by the Committee, by surrendering unrestricted previously held shares of Common Stock, or the withholding of shares of Common Stock otherwise deliverable upon exercise of the Option, that have a value equal to the Exercise Price at the time of exercise. The Optionee may surrender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required by the Committee, with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require); or
          (c) any combination of the above forms or any other form of payment permitted by the Committee.

     6.8 Reload Options. When the Committee grants a Stock Option, it shall designate in the Stock Option Agreement whether a Reload Option accompanies the Stock Option and any limitations that will apply to the granting of a Reload Option. Unless otherwise designated by the Committee in the applicable Stock Option Agreement, a Stock Option shall not be subject to any Reload Options. If it so desires, the Committee may permit multiple, successive Reload Options for a Stock Option, and may designate such in the Stock Option Agreement; but if no number of Reload Options is specified in the Stock Option Agreement that provides for Reload Options, then the Option shall be subject to only one Reload Option. Notwithstanding the terms of any Stock Option Agreement, the Committee shall grant Reload Options only to Participants who are actively employed in good standing by the Company or a Related Company at the time the grant of the Reload Option is to be made. If the Committee has designated a Stock Option as having an accompanying Reload Option, the Committee shall grant a Reload Option for the same number of shares as is surrendered by the Optionee in payment of the Exercise Price (but not for shares surrendered for tax or other withholding obligations) upon exercise of the Stock Option. The Reload Option shall have the same terms and conditions as the related original Stock Option, including the expiration date of the original Stock Option, except that (i) the Exercise Price for a Reload Option shall be the Fair Market Value of the Common Stock as of the date of grant of such Reload Option, and (ii) the Reload Option shall become fully exercisable six months after its date of grant (except as may be limited by ISO requirements).
     6.9 Transferability. An Optionee may transfer Stock Options under the SIP only by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by the Optionee (or a legal representative if the Optionee becomes disabled). After the death of an Optionee, only the executor or administrator of the Optionee’s estate may exercise an outstanding Stock Option.
     6.10 Rights as a Shareholder. An Optionee shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a Stock Option only when the Optionee has paid the Exercise Price in full and the shares actually have been issued to the Optionee.
SECTION 7
RESTRICTED STOCK
     7.1 Restricted Stock Agreement. When the Committee awards Restricted Stock under the SIP, it shall prepare (or cause to be prepared) a Restricted Stock Agreement that specifies the following terms:
          (a) the name of the Recipient;
          (b) the total number of shares of Common Stock subject to the Award of Restricted Stock;
          (c) the manner in which the Restricted Stock will become nonforfeitable and transferable and a description of any restrictions applicable to the Restricted Stock; and

          (d) the date as of which the Committee awarded the Restricted Stock.
     7.2 Maximum Award Per Year. Subject to readjustment pursuant to Section 9 of the SIP, the maximum number of shares that may be awarded as Restricted Stock to any individual during any one calendar year is 750,000 shares.
     7.3 Vesting. Unless the Committee specifies in the Restricted Stock Agreement that an alternative vesting schedule shall apply, that other vesting requirements shall apply or that no vesting requirements shall apply, an Award of Restricted Stock shall become vested and nonforfeitable on the third anniversary of the date of grant if the Recipient is an employee of the Company on that date, and before the third anniversary of the date of the Award, no portion of the Restricted Stock shall be vested.
     7.4 Other Vesting Requirements. The Committee may impose any other conditions, restrictions, forfeitures and contingencies on awards of Restricted Stock. Such conditions, restrictions, forfeitures and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. The Committee may determine, in accordance with Section 5 of the SIP, whether such vesting requirements will conform with the requirements applicable to performance-based compensation under Code §162(m).
     7.5 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Restricted Stock awarded under this SIP.
          (a) In the event that one of the following events occurs while the Recipient is employed by the Company or a Related Company, any outstanding Awards of Restricted Stock that remain subject to vesting requirements shall immediately become vested pursuant to the provisions of subsection (b) hereof, unless otherwise determined by the Committee and set forth in the applicable Restricted Stock Agreement:
(i)	the Recipient’s death;

(ii)	the Recipient’s Disability; or

(iii)	a Change in Control of the Company.
          (b) Unless otherwise provided in the Restricted Stock Agreement, if an outstanding Award of Restricted Stock remains subject only to a time-based vesting schedule (i.e., one that requires only that the Recipient remain employed for the passage of a specified time period), then such Award shall immediately become fully vested and nonforfeitable upon one of the events in subsection (a) above. If an outstanding Award of Restricted Stock remains subject to any other type of vesting schedule or requirement (e.g., a performance-based schedule), then upon one of the events in subsection (a) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.
     7.6 Termination of Employment. Unless the Committee decides otherwise, all shares of Restricted Stock that remain subject to restriction upon the Recipient’s termination of employment, other than shares of Restricted Stock accelerated under Section 7.5(b), shall be forfeited by the Recipient.
     7.7 Delivery of Restricted Stock.
     (a) Issuance. The Company shall issue a certificate representing the shares of Restricted Stock within a reasonable period of time after execution of the Restricted Stock Agreement; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action. As long as any restrictions apply to the Restricted Stock, the shares of Restricted Stock may be held by the Committee in uncertificated form in a restricted account.
     (b) Legend. Unless the certificate representing shares of the Restricted Stock are deposited with a custodian (as described in subparagraph (c) hereof), each certificate shall bear the following legend (in addition to any other legend required by law):
“The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the MasTec, Inc. 2003 Stock Incentive Plan and a Restricted Stock Agreement dated ___, ___, between ___and MasTec, Inc. The Plan and the Restriction Agreement are on file in the office of the Chief Financial Officer of MasTec, Inc.”
Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.
          (c) Deposit with Custodian. As an alternative to delivering a stock certificate to the Recipient, the Committee may deposit or transfer such shares electronically to a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the shares to the Recipient for any Restricted Stock so deposited. The custodian shall hold the shares and deliver the same to the Recipient in whose name the Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.
          (d) Deferral of Delivery of Shares. Notwithstanding anything to the contrary, the Committee may provide pursuant to a Restricted Stock Agreement, or may permit pursuant to an election by the Recipient pursuant to the terms of the MasTec, Inc. Deferred Fee Plan for Directors, or some other deferred compensation plan or arrangement approved by the Committee, that the issuance and delivery of any Restricted Stock awarded under this Plan be deferred until some time after the date the Award is granted. Any Restricted Stock, the delivery of which is so deferred, is sometimes hereinafter referred to as “Deferred Stock”.
          (e) Dividend Equivalents. In connection with a grant of Deferred Stock as provided in Section 7.7(d) above, the Board may provide that “Dividend Equivalents” may be granted with respect to any Deferred Stock Award and shall be either paid with respect to such Deferred Stock Award at the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. For purposes hereof, “Dividend Equivalents” shall mean a right, granted to a Participant to receive cash, shares of Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Prior to delivery of Restricted Stock, Deferred Stock carries no value or dividend or other rights associated with actual Common Stock ownership.
     7.8 Transferability. Unless the Committee specifies otherwise in the Restricted Stock Agreement, a Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of shares of Restricted Stock awarded under this SIP while such shares are still subject to restriction.
     7.9 Effect of Restricted Stock Award. Upon issuance of the shares of the Restricted Stock, the Recipient shall have immediate rights of ownership in the shares of Restricted Stock, including the right to vote the shares and the right to receive dividends with respect to the shares, notwithstanding any outstanding restrictions on the Restricted Stock.
SECTION 8
PERFORMANCE SHARES
     8.1 Performance Share Agreement. When the Committee awards Performance Shares under the SIP, the Committee shall prepare (or cause to be prepared) a Performance Share Agreement that specifies the following terms:
          (a) the name of the Recipient;
          (b) the total number of Performance Shares awarded;
          (c) the period over which performance is to be measured, which may be of a short-term or long-term duration;
          (d) the specific Performance Measures upon satisfaction of which the Performance Shares are to become vested and nonforfeitable;
          (e) the specific dates as of which Performance Measures are to be measured;

          (f) whether the awarded Performance Shares are eligible for dividend credit (as provided in Section 8.4 below); and
          (g) the date as of which the Committee awarded the Performance Shares.
     8.2 Maximum Award Per Year. Subject to readjustment pursuant to Section 9 of the SIP, the maximum number of shares that may be awarded as Performance Shares to any individual during any one calendar year is 750,000 shares.
     8.3 Performance Share Account. When the Committee awards Performance Shares hereunder, the Company shall establish a bookkeeping account for the Recipient that shall accurately reflect the number of Performance Shares awarded to the Recipient.
     8.4 Dividend Credits. Unless otherwise determined by the Committee, on each date on which a dividend is distributed by the Company on shares of Common Stock (whether paid in cash, Common Stock or other property), the Recipient’s Performance Share account shall be credited with an additional whole or fractional number of Performance Shares as a dividend credit. The number of additional Performance Shares to be credited shall be determined by dividing the product of the dividend value times the number of Performance Shares standing in the Recipient’s account on the dividend record date by the Fair Market Value of the Common Stock on the date of the distribution of the dividend (i.e., dividend amount x number of whole and fractional Performance Shares as of the dividend record date / Fair Market Value of Common Stock as of dividend distribution date). Accounts shall be maintained and determinations shall be calculated to three decimal places.
     8.5 Vesting. The Committee shall specify in the Performance Share Agreement the manner in which Performance Shares shall vest and become nonforfeitable, as well as any conditions, restrictions, forfeitures and contingencies to which the Performance Shares are subject. Such conditions, restrictions, forfeitures and contingencies may consist of a requirement of continuous service and the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. The Committee may determine, in accordance with Section 5 of the SIP, whether such vesting requirements will conform with the requirements applicable to performance-based compensation under Code §162(m).
     8.6 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Performance Shares awarded under this SIP.
          (a) In the event that one of the following events occurs, while the Recipient is employed by the Company or a Related Company, any outstanding Awards of Performance Shares that remain subject to vesting requirements shall immediately become vested pursuant to the provisions of subsection (b) hereof, unless otherwise determined by the Committee and set forth in the applicable Performance Share Agreement:
(i)	the Recipient’s death;

(ii)	the Recipient’s Disability; or

(iii)	a Change in Control of the Company.
          (b) Unless otherwise provided in the Performance Share Agreement, if an outstanding Award of Performance Shares remains subject to performance criteria, then upon one of the events in subsection (a) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.
     8.7 Termination of Employment. Unless the Committee decides otherwise, all shares of Performance Shares that remain subject to restriction upon the Recipient’s termination of employment, other than Performance Shares accelerated under Section 8.6(b), shall be forfeited by the Recipient.
     8.8 Delivery of Common Stock. Upon vesting, Performance Shares shall be converted into Common Stock and the Common Stock shall be issued to the Recipient. Any fractional Performance Share that becomes vested shall be paid to the Recipient in cash based upon the Fair Market Value of an equivalent fraction of a share of the Common Stock on such date. Upon actual issuance of the shares of the Performance Shares, the Recipient shall have immediate rights of ownership in the shares of Performance Shares, including the right to vote the shares and the right to receive dividends with respect to the shares, notwithstanding any outstanding restrictions on the Performance Shares.
     8.9 Transferability. A Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of Performance Shares awarded under this SIP.
     8.10 Waiver of Restrictions. The Committee may elect, in its sole discretion, to waive any or all restrictions with respect to an award of Performance Shares.
SECTION 9
STOCK APPRECIATION RIGHTS
     9.1 SAR Agreement. When the Committee grants a SAR hereunder, it shall prepare (or cause to be prepared) a SAR Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the SIP:
          (a) the name of the Recipient;
          (b) the total number of shares of Common Stock to which the SAR pertains;
          (c) the Grant Date of the SAR;

          (d) the date as of which the Committee granted the SAR;
          (e) whether the SAR will be settled in cash, shares of Common Stock, other property, or any combination of the foregoing;
          (f) the requirements for the SAR to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, additional consideration, and forfeiture or cancellation provisions; and
          (g) the expiration date of the SAR.
     9.2 Right to Payment. A SAR shall confer on the Recipient to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise over (b) the Grant Price of the SAR as determined by the Committee. SARs may be granted in conjunction with all or part of any Stock Option granted under the Plan or at any subsequent time during the term of such Stock Option, or without regard to any Stock Option, in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan.
     9.3 Maximum Number of Shares for SARs. Subject to readjustment pursuant to Section 10 of the SIP, the maximum number of shares that may be awarded under SARs to any individual during any one calendar year is 750,000 shares.
     9.4 Grant Price. The per share Grant Price of each SAR shall be 100% of the Fair Market Value of a share of Common Stock as of the date of grant.
     9.5 Exercisability.
          (a) General Schedule. Unless the Committee specifies otherwise in the SAR Agreement, each SAR shall become exercisable according to the following schedule:

As of the following anniversary of the SAR’s date of grant:	The SAR shall become exercisable in the following percentages:
One-year anniversary	33%
Two-year anniversary	33%
Three-year anniversary	34%(entire remaining)

Before the one-year anniversary of the date of grant, no part of the SAR is exercisable. Once a portion of a SAR is exercisable, that portion continues to be exercisable until the SAR expires (as described in Section 9.5 hereof). Fractional shares shall be carried forward to the third-year anniversary grant.
          (b) Other Vesting Requirements. The Committee may impose any other conditions, restrictions, forfeitures and contingencies on awards of SARs. Such conditions, restrictions, forfeitures and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.
          (c) Accelerated Exercisability. The Committee shall always have the power to accelerate the exercisability of any SAR granted under the SIP. In the event that one of the following events occurs while the Recipient is employed by the Company or a Related Company, any outstanding SARs shall immediately become fully exercisable, unless otherwise determined by the Committee and set forth in the applicable SAR Agreement:
(i)	the Recipient’s death;

(ii)	the Recipient’s Disability; or

(iii)	a Change of Control of the Company.
     9.6 Expiration Date. Except as otherwise provided in the SAR Agreement, the Expiration Date of any SAR shall be the earliest to occur of the following:
          (a) Maximum Term. The date ten (10) years from the date of grant of the SAR, or such shorter period as determined by the Committee and set forth in the SAR Agreement;
          (b) Termination for Cause and Voluntary Termination. The date of the Recipient’s termination of employment with the Company and all Related Companies due to discharge for Cause or voluntary termination (other than retirement after the attainment of age 65 as specified below) by the Recipient;
          (c) Death. The one-year anniversary of the Recipient’s termination of employment with the Company and all Related Companies due to death, or such shorter period as determined by the Committee and set forth in the SAR Agreement;
          (d) Disability. The one-year anniversary of the Recipient’s termination of employment with the Company and all Related Companies due to Disability, or such shorter period as determined by the Committee and set forth in the SAR Agreement;
          (e) Retirement. The one-year anniversary, or such shorter period as determined by the Committee and set forth in the SAR Agreement, of the Recipient’s termination of employment with the Company and all Related Companies due to the retirement after attainment of age 65; or
          (f) Termination of Employment. The ninety (90) day anniversary of the date of the Recipient’s termination of employment with the Company and all Related Companies for any reason other than those specified elsewhere in this Section 9.5, or such shorter period as determined by the Committee and set forth in the SAR Agreement;
          (g) Extension of Expiration Date. The Committee shall always have the authority and discretion to extend the Expiration Date of any SAR as long as the extended

Expiration Date is not later than the tenth anniversary of the date of grant and the extension does not cause the SAR to violate the requirements of Section 409A of the Code.
     9.7 Minimum Exercise Amount. Unless the Committee specifies otherwise in the SAR Agreement, a Recipient may exercise a SAR for less than the full number of shares of Common Stock subject to the SAR. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the SAR. The Committee may in its discretion specify other SAR terms, including restrictions on frequency of exercise and periods during which SARs may not be exercised.
     9.8 Transferability. A Recipient may transfer SARs under the SIP only by the laws of descent and distribution and shall be exercisable during the Recipient’s lifetime only by the Recipient (or a legal representative if the Recipient becomes disabled). After the death of a Recipient, only the executor or administrator of the Recipient’s estate may exercise an outstanding SAR.
     9.9 Rights as a Shareholder. A Recipient shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a SAR only if and when the shares actually have been issued to the Recipient.
SECTION 10
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
     10.1 Certain Corporate Transactions.
          (a) Recapitalization. If the Company is involved in a corporate transaction or any other event which affects the Common Stock (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares), then the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards as follows:
(i)	The Committee shall take action to adjust the number and kind of shares of Common Stock that are issuable under the SIP;

(ii)	The Committee shall take action to adjust the number and kind of shares of Common Stock subject to outstanding Awards;

(iii)	The Committee shall take action to adjust the Exercise Price of outstanding Stock Options and the Grant Price of outstanding SARs; and

(iv)	The Committee shall make any other equitable adjustments.
Only whole shares of Common Stock shall be issued in making the above adjustments. Further, the number of shares available under the SIP or the number of shares of Common Stock subject to any outstanding Awards shall be the next lower number of shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code §424. If the Company issues any rights or warrants to subscribe for additional shares pro rata to holders of outstanding shares of the class or classes of stock then set aside for the SIP, then each Optionee shall be entitled to the same rights or warrants on the same basis as holders of outstanding shares with respect to such portion of the Optionee’s Stock Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.
          (b) Reorganization. If the Company is part of any reorganization involving merger, consolidation, acquisition of the Common Stock or acquisition of the assets of the Company, the Committee, in its discretion, may decide that:
(i)	any or all outstanding Awards granted under the SIP shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to each such Award would have been entitled;

(ii)	any or all outstanding Stock Options and SARs granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws);

(iii)	any or all Stock Options and/or SARs granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days’ notice to the Participants to whom such Stock Options or SARs have been granted; and/or

(iv)	any or all awards of Restricted Stock and Performance Shares hereunder shall become immediately fully vested, nonforfeitable and/or payable.
          (c) Limits on Adjustments. Any issuance by the Company of stock of any class other than the Common Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Stock Option or SAR, except as specifically provided otherwise in this SIP. The grant of Awards under the SIP shall not affect in any way the right or authority of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this SIP shall be conclusive.

SECTION 11
SIP OPERATION
     11.1 Compliance with Other Laws and Regulations. Distribution of shares of Common Stock under the SIP shall be subject to the following:
          (a) Notwithstanding any other provision of the SIP, the Company shall not be required to issue any shares of Common Stock under the SIP unless such issuance complies with all applicable laws (including, without limitation, the requirements of the 1933 Act and Section 16 of the 1934 Act) and the applicable requirements of any securities exchange or similar entity.
          (b) When the SIP provides for issuance of Common Stock, the Company may issue shares of Common Stock on a noncertificated basis as long as it is not prohibited by applicable law or the applicable rules of any stock exchange.
          (c) The Company may require a Participant to submit evidence that the Participant is acquiring shares of Common Stock for investment purposes.
     11.2 Tax Withholding. The Participant must pay to the Company an amount necessary to cover the minimum required income tax and other withholdings before the Company shall issue Common Stock under the SIP. The Participant may satisfy the withholding requirements by any one or combination of the following methods:
          (a) payment in cash; or
          (b) if and to the extent permitted by the Committee, payment by surrendering unrestricted previously held shares of Common Stock which have a value equal to the required withholding amount, or the withholding of shares of Common Stock that otherwise would be deliverable to the Participant pursuant to the Award. The Participant may surrender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required, with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).
     11.3 Limitation of Implied Rights. The SIP is not a contract of employment. A Key Employee selected as a Participant shall not have the right to be retained as an employee of the Company or any Related Company and shall not have any right or claim under the SIP, unless such right or claim has specifically accrued under the terms of the SIP.
     11.4 Conditions of Participation in the SIP. When the Committee makes an Award, it shall require a Participant to enter into an Agreement in a form specified by the Committee, agreeing to the terms and conditions of the Award and to such additional terms and conditions, not inconsistent with the terms and conditions of the SIP, as the Committee may, in its sole discretion, prescribe. If there is a conflict between any provision of an Agreement and the SIP, the SIP shall control.

     11.5 Evidence. Anyone required to give evidence under the SIP may give such evidence by certificate, affidavit, document or other information which the person acting on the evidence considers pertinent, reliable and signed, made or presented by the proper party or parties.
     11.6 Amendment and Termination of the SIP and Agreements. The Board may amend, modify or terminate the SIP at any time. No such amendment, modification or termination shall result in the SIP as a whole being subject to variable, or other adverse, accounting treatment or adversely affect, in any way, the rights of individuals who have outstanding Awards unless such individuals consent to such amendment or termination or such amendment or termination is necessary to comply with applicable law. The Committee may amend any Agreement that it previously has authorized under the SIP if the amended Agreement is signed by the Company and the applicable Participant.
     11.7 Gender and Number; Headings. Words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The headings in this SIP are for convenience of reference. Headings are not a part of the SIP and shall not be considered in the construction hereof.
     11.8 Legal References. Any reference in this SIP to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.
     11.9 Notices. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication shall be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.
     11.10 Governing Law. The SIP is governed by and shall be construed in accordance with the laws of the State of Florida.
     11.11 Non-U.S. Law. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Companies may operate to assure the viability of the benefits from Awards granted to the Participants performing services in such countries and to meet the objectives of the Plan.
     11.12 Code Section 409A Compliance. If and to the extent that the Committee believes that any SARs may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code.